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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1997

                         WALLACE COMPUTER SERVICES, INC.



           Delaware                      1-6528               36-2515832
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)

      2275 Cabot Drive,  Lisle, Illinois                           60532
      ------------------------------------------------------------------
    (Address of principle executive offices)                     (Zip Code)


                                 (630) 588-5000
                                 --------------
              (Registrant's telephone number, including area code)




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The undersigned Registrant hereby amends the following Item 7 (b) of its Current
Report on Form 8-K filed on November 18, 1997 and amended on January 16, 1998, and amends the following Item 7 (b) and 7 (c) of its Current Report on Form 8-K filed on June 12, 1998:

(b) Unaudited Pro Forma Financial Statements

Introduction to pro forma condensed consolidated financial data.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended July 31, 1998 and July 31, 1997 present unaudited pro forma operating results for Wallace Computer Services, Inc. ("Wallace") as if the acquisition of Graphic Industries, Inc. ("Graphic") and the other transactions described in the next paragraph (the "Pro Forma Transactions") had occurred as of the beginning of the periods presented. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the unaudited pro forma financial condition of Wallace as if the Pro Forma Transactions had occurred as of October 31, 1997. The excess of the purchase price of Graphic over the net identifiable assets and liabilities of Graphic is reported as goodwill. The carrying values of Graphic's net assets are assumed to equal their fair values for purposes of these unaudited pro forma condensed consolidated financial statements unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Data. These values are subject to revision following the results of several appraisals still pending.

The Pro Forma Transactions are: (i) the Wallace acquisition of Graphic, which is accounted for under the purchase method of accounting; (ii) the issuance of debt of $435 million under a new credit agreement dated as of October 31, 1997, among Wallace, certain lenders and Bank of America NT & SA, as agent for such lenders; and (iii) the pay down of Graphic's debt of $127 million.

As provided for in the agreement with Wallace, Graphic sold its Atlanta Blue Print Company subsidiary to CD Acquisition Corp., a company controlled by Carter
D. Pope, President of Atlanta Blue Print Company, a Director of Graphic, and son of Mark C. Pope, III, Chairman of Graphic. As of October 31, 1997, Graphic recorded the sale of its Atlanta Blue Print Company subsidiary for $7,065,000 in cash and the related loss of $5,062,000.

The pro forma financial statements also reflect the historical amounts for certain revenues and expenses for the periods from August 1, 1996 through the respective acquisition dates for each of the following companies acquired by
Graphic: The LithoPrint Company, Harvey Press, Inc., and Bruce Offset Company, Inc. The impact of these acquisitions net of the pro forma impact of the disposition of Atlanta Blue Print Company mentioned above is shown in a separate column on the pro forma financial statements.

The unaudited pro forma condensed consolidated financial data does not reflect any synergies expected to be realized after the Graphic acquisition (because their realization cannot be assured). The accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Data describe other adjustments related to the Graphic acquisition.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE GRAPHIC ACQUISITION AND OTHER TRANSACTIONS DESCRIBED HEREIN BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF THE COMPANY FOLLOWING THE GRAPHIC ACQUISITION.

The unaudited pro forma condensed consolidated financial data should be read in conjunction with each of the consolidated financial statements of Wallace and Graphic and the related notes thereto contained in (i) Wallace's Annual Report on Form 10-K for the years ended July 31, 1998 and July 31,1997, (ii) Wallace's Quarterly Report on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998, and April 30, 1998, (iii) Graphic's audited financial statements for the year ended January 31, 1997, which are included in Form 8-K/A filed January 16, 1998, and (iv) Graphic's interim financial statements for the nine months ended October 31, 1997, which are included herein.



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                Wallace Computer Services, Inc. and Subsidiaries
                           Pro Forma Income Statement
                        For the year ended July 31, 1997
                                  (Unaudited)

(in thousands)
                                                         Pro forma          Operations      Pro forma
                                 Wallace    Graphic    Adjustments          Adjust (l)         Totals
                                 -------    -------    -----------          ----------      ---------
Net Sales                        906,290    447,647                              9,400      1,363,337

Cost and Expenses
  Cost of goods sold             556,073    320,999            800 (j)           6,800        884,672
  Selling and admin expenses     165,918     75,575                                600        242,093
  Provision for depreciation
     and amortization             49,205     20,103          5,400 (h)(k)          200         74,908
                                 -------    -------    -----------          ----------      ---------
Total costs and expenses         771,196    416,677          6,200               7,600      1,201,673

Interest income                   (1,876)    (3,590)                              (400)        (5,866)
Interest expense                   2,619     11,012         17,400 (i)             600         31,631
                                 -------    -------    -----------          ----------      ---------

Income before Income Taxes       134,351     23,548        (23,600)             1,600         135,899
Provision for Income Taxes (n)    53,740      9,419         (9,440)               640          54,359
                                 -------    -------    -----------          ---------       ---------

Net Income                        80,611     14,129        (14,160)               960          81,540


Net Income per share:
  Primary                           1.86                                                         1.88
  Fully diluted                     1.85                                                         1.87

Average common
     shares outstanding           43,322                                                       43,322
Average diluted common
     shares outstanding           43,665                                                       43,665



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                Wallace Computer Services, Inc. and Subsidiaries
                           Pro Forma Income Statement
                        For the year ended July 31, 1998
                                  (Unaudited)

(in thousands)

                                              Three Months Ended October 31, 1997                       Nine
                                     --------------------------------------------------------         Months
                                                            Pro forma          Operations              Ended    Pro forma
                                     Wallace   Graphic    Adjustments              Adjust (l)    7/31/98 (m)       Totals
                                     -------   -------    -----------          -------------     -----------    ---------
Net Sales                            246,112   123,342                                (5,900)      1,109,940    1,473,494

Cost and Expenses
  Cost of goods sold                 155,206    89,325           (800) (j)            (3,400)        760,721    1,001,052
  Selling and admin expenses          43,243    23,878           (800) (j)            (2,000)        184,655      248,976
  Provision for depreciation
     and amortization                 13,238     6,122            800 (h)(k)            (300)         54,241       74,101
                                     -------   -------    -----------          -------------     -----------    ---------
Total costs and expenses             211,687   119,325           (800)                (5,700)        999,617    1,324,129

Interest income                       (1,217)     (229)                                                 (891)      (2,337)
Interest expense                         918     2,939          4,300 (i)               (200)         22,548       30,505
                                     -------   -------    -----------          -------------     -----------    ---------

Income before Income Taxes            34,724     1,307         (3,500)                     -          88,666      121,197
Provision for Income Taxes (n)        13,890       523         (1,400)                     -          35,466       48,479
                                     -------   -------     -----------         -------------     -----------    ---------

Net Income                            20,834       784         (2,100)                     -          53,200       72,718


Net Income per share:
  Primary                               0.48                                                            1.23         1.68
  Fully diluted                         0.48                                                            1.23         1.68

Average common
     shares outstanding               43,009                                                          43,284       43,213
Average diluted common
     shares outstanding               43,471                                                          43,372       43,397


Note: Does not include loss on sale of Atlanta Blue Print Company, a subsidiary of Graphic, in the amount of $5.062 million.




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                Wallace Computer Services, Inc. and Subsidiaries
                            Pro Forma Balance Sheet
                                October 31, 1997
                                  (Unaudited)

(in thousands)
                                                                                                       Pro forma
                                                       Wallace        Graphic     Adjustments             Totals
                                                       -------        -------     -----------          ---------
Assets
------
Current Assets
  Cash and cash equivalents                              1,725         22,518                             24,243
  Short-term investments                                 1,725          3,673                              5,398
  Accounts receivable                                  185,525         95,147            (200) (e)       280,472
  Less-allowance for doubtful accounts                   3,880          3,433           1,400  (e)         8,713
                                                       -------        -------     -----------          ---------
    Net receivables                                    181,645         91,714          (1,600)           271,759
  Inventories                                           84,456         39,733          (6,400) (e)       117,789
  Prepaid taxes                                         16,648              -           7,300  (f)        23,948
  Advances and prepaid expenses                          4,364          5,339               -              9,703
                                                       -------        -------     -----------          ---------

    Total current assets                               290,563        162,977            (700)           452,840

Property, plant and equipment, at cost                 615,902        241,535         (96,800) (b)       760,637
Less-reserves for depreciation & amortization          316,485         96,028         (96,028) (b)       316,485
                                                       -------        -------     -----------            -------
  Net property, plant and equipment                    299,417        145,507            (772)           444,152

Intangible assets arising from acquisitions             59,506         21,816         203,842 (g)        285,164
Cash surrender value of life insurance                  40,938            152                             41,090
Systems development costs                               24,701                                            24,701
Other assets                                             4,655         10,663            (300) (e)        15,018
                                                       -------        -------     -----------          ---------

    Total assets                                       719,780        341,115         202,070          1,262,965

Liabilities and Stockholders' Equity
Current Liabilities
  Notes payable                                         13,500         16,095                             29,595
  Current portion long-term debt                         7,100          4,936                             12,036
  Accounts payable                                      33,267         21,551           8,626  (d)(e      63,444
  Accrued salaries, wages, profit sharing
    and other                                           62,269         19,480          20,200  (e)       101,949
  Accrued income taxes                                  13,300              -               -             13,300
                                                       -------        -------     -----------          ---------
    Total current liabilities                          129,436         62,062          28,826            220,324
Long-term debt                                          24,500        141,520         295,400  (a)       461,420
Deferred income taxes                                   32,351         17,005          (1,628) (f)        47,728
Deferred compensation and retirement
  benefits                                              28,401                                            28,401
Stockholders'equity
  Common stock                                          45,764          1,308          (1,308) (c)        45,764
  Additional capital                                    34,860         35,252         (35,252) (c)        34,860
  Retained earnings                                    505,463         84,978         (84,978) (c)       505,463
  Unrealized loss on securities                            (83)                                              (83)
  Treasury stock                                       (80,912)        (1,010)          1,010  (c)       (80,912)
                                                       -------        -------     -----------          ---------
    Total stockholders' equity                         505,092        120,528        (120,528)           505,092
                                                       -------        -------     -----------          ---------
    Total liabilities and stockholders' equity         719,780        341,115         202,070          1,262,965


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



PRO FORMA ADJUSTMENTS

a) The pro forma adjustment to indebtedness reflects borrowings of $308.3 million related to the financing of the Graphic acquisition net of conversion of indentured notes of $12.9 million to equity.

b)   Records the fair value adjustments for Graphic's fixed assets.

c)   Records the elimination of Graphic's equity accounts.

d) Records the liability of $5.5 million for legal and investment banker fees due to the acquisition.

e) Reflects the pro forma adjustment of various balances to fair market value. Includes changes in accounting policies to comply with those of Wallace. The adjustment to Accrued Salaries, Wages, Profit Sharing and other includes $6.0 million related to the adoption of Wallace's accounting methods for accrued vacation and bonus. The remaining amount includes reserves for known liabilities and contingencies based on due diligence. These known liabilities include, but are not limited to, change in control liabilities, pending litigation, environmental remediation, pending tax related matters, pending administrative claims, pension withdrawal liabilities, and qualified benefit plan related matters.

f)   Records the deferred tax impact of the fair value adjustments.

g) Reflects the pro forma purchase price allocation to goodwill for excess of purchase price over net assets and direct costs of the transaction, primarily financial advisory and legal fees; and to eliminate the goodwill of Graphic of $21.8 million as of October 31, 1997.

h) Amortization of the estimated goodwill relating to the Graphic acquisition of $225.6 million over a 40-year period ($225.6 million/40 = $5.6 million). The goodwill reflected on the Graphic balance sheet was being amortized over a 40 year period at $0.5 million per year. Accordingly, the pro forma incremental charge to goodwill is $5.1 million. The pro forma adjustment for the 3-month period ended October 31, 1997 represents one quarter of the annual goodwill amortization from the acquisition of Graphic less Graphic's goodwill amortization for the quarter ended October 31, 1997.

i) Reflects the net pro forma adjustment to interest expense. The first adjustment is to reduce the Graphic interest expense to reflect the lower Wallace borrowing rate. Graphic's borrowing rate under their revolving credit agreement is LIBOR plus 112.5 basis points, while Wallace's rate is LIBOR plus 27.5 basis points (at the date of the acquisition). Using the 6 month LIBOR rate of 5.8125%, this would amount to a reduction of interest of $1.4 million for the year ended July 31, 1997 and a reduction of $0.4 million for the quarter ended October 31, 1997. The second adjustment is to record the interest expense on the proceeds of the loan, in the amount of $308.3 million, to finance the transaction. At the current borrowing rate of 6.0875%, the incremental annual expense is $18.8 million. The impact of a 1/8% increase in the variable rate would be an additional $0.4 million annually.

j) Reverses adjustments made in the quarter ended October 31, 1997 that are either non-recurring or apply to a prior quarter. To the extent the charge applies to the fiscal year ended July 31, 1997 an adjustment is included there. These adjustments do not have a material impact on prior quarters.

k) Adjusts depreciation expense to reflect remaining lives and fair market value. The impact for the year ended July 31, 1997 is additional expense of $0.3 million, and for the quarter ended October 31, 1997 is a reduction of expense of $0.5 million.

l) Reflects the reversal of the results of operations for the Atlanta Blue Print Company, net of the results of operations for the previously acquired companies: The LithoPrint Company, Harvey Press, Inc., Bruce



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


PRO FORMA ADJUSTMENTS (continued)

     Offset Company, Inc. The amounts presented represent the historical amounts for certain revenues and expenses for the periods from August 1, 1996 through the respective acquisition dates for each company. The results for the asset purchases of Presstar Printing Corporation and Graphic Technology, Inc. are immaterial for the periods presented, and as such are not included in this adjustment.

m) Represents nine months ended July 31, 1998 operating results including Wallace and Graphic.

n) Wallace effective tax rate was 40.0% for fiscal years ended July 31, 1997 and July 31, 1998.


DETERMINATION AND ALLOCATION OF PURCHASE PRICE

The acquisition was made through an all cash purchase of Graphic's shares at $21.75 per share. The purchase price below assumes all options are exercised and all convertible debt will be converted to stock. Effective with the consummation of the merger, each share was converted into the right to receive $21.75 in cash, without interest.

Determination of Purchase Price (in thousands):

         Market value of shares (including options
           and converted indenture notes)                         $  308,300
         Transaction costs                                             6,100
                                                                  ----------
         Pro forma purchase price                                 $  314,400

The Graphic acquisition will be accounted for as a purchase. The preliminary allocation of the proforma purchase price by Wallace is as follows (subject to possible accrual adjustments):

Pro Forma Purchase Price Allocation (in thousands)

         Cash and short-term investments                          $   26,200
         Accounts receivable                                          90,100
         Inventory                                                    33,400
         Other assets                                                 23,200
         Fixed Assets                                                144,700
         Goodwill                                                    225,600
         Other liabilities                                          (100,200)
         Long-term debt                                             (128,600)
                                                                  ----------
         Pro forma purchase price                                 $  314,400


Item 7 (c) Exhibits.

     The exhibit accompanying this report is listed in the accompanying Exhibit Index.



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SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WALLACE COMPUTER SERVICES, INC.
                                       -------------------------------
                                       (Registrant)


                                       By:  /s/ Michael J. Halloran
                                            --------------------------
                                            Michael J. Halloran
                                            Vice President and
                                            Chief Financial Officer


Dated: November 6, 1998



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                                 EXHIBIT INDEX


Exhibit No.       Document
-----------       --------
  12(a)           Wallace Computer Services, Inc. Ratio of Earnings to
                  Fixed Charges.





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